Exhibit 4.11

AGREEMENT

THIS AGREEMENT is dated for reference the 5th day of March, 2007.

BETWEEN:

LINUX GOLD CORP.
#240 - 11780 Hammersmith Way
Richmond, BC V7A 5E9

("Linux")

OF THE FIRST PART

AND:

TERYL RESOURCES CORP.
#240 - 11780 Hammersmith Way
Richmond, BC V7A 5E9

("Teryl")

OF THE SECOND PART

WHEREAS:

A.	Linux owns a 50% interest in 30 claims in Fairbanks, Alaska called the Fish Creek Claims;

B.	Linux and Teryl have agreed to a joint venture on the Fish Creek Claims in an agreement dated March 5, 2002 as amended on November 1, 2002 (together the “Agreement”) and extended on March 5, 2005;

NOW THEREFORE in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.	Linux agrees to extend the said Fish Creek Claims agreement until March 5, 2009.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

LINUX GOLD CORP.	TERYL RESOURCES CORP.

/s/ John Robertson	/s/ John Robertson
Signature	Signature

John Robertson	John Robertson
Print Name	Print Name

President	President
Title	Title